SCHEDULE A

VALUED ADVISERS TRUST

PORTFOLIOS AND CLASSES THEREOF

As amended on March 17, 2022

PORTFOLIO/CLASSES

Summitry Equity Fund

LS Opportunity Fund

Green Owl Intrinsic Value Fund

Foundry Partners Fundamental Small Cap Value Fund

Sound Mind Investing Fund

SMI Dynamic Allocation Fund

BFS Equity Fund

Dana Large Cap Equity Fund

SMI Multi-Strategy Fund

Dana Epiphany ESG Small Cap Equity Fund

Belmont Theta Income Fund

Dana Epiphany ESG Equity Fund

Channing Intrinsic Value Small-Cap Fund

Genuine Investors ETF

MDP Low Volatility Fund

Kovitz Core Equity ETF